Exhibit 4.1
                                                              -----------

                         COMMONWEALTH INDUSTRIES, INC.,

                         THE SUBSIDIARY GUARANTORS NAMED
                       IN THE INDENTURE REFERRED TO BELOW

                                       and

                           BNY MIDWEST TRUST COMPANY,

                                   as TRUSTEE


                      _____________________________________



                          Fifth Supplemental Indenture

                          Dated as of November 19, 2004

                                  To Indenture

                         Dated as of September 20, 1996


                      _____________________________________


                   10-3/4% Senior Subordinated Notes due 2006

                  FIFTH SUPPLEMENTAL INDENTURE, dated as of November 19, 2004 (the "Fifth Supplemental Indenture"), by and among COMMONWEALTH INDUSTRIES, INC., a Delaware corporation, as issuer (the "Company"), each of the SUBSIDIARY GUARANTORS NAMED IN THE INDENTURE REFERRED TO BELOW (the "Subsidiary Guarantors"), and BNY MIDWEST TRUST COMPANY, an Illinois trust company organized, existing and authorized to accept and execute trusts by virtue of the laws of the State of Illinois, as successor trustee to Harris Bank and Trust Company, as trustee (the "Trustee").

                              W I T N E S S E T H:

                  WHEREAS, the Company, the Subsidiary Guarantors and the Trustee are parties to an Indenture, dated as of September 20, 1996 (as supplemented prior to the date hereof, the "Indenture"), providing for the issuance of $125,000,000 principal amount of 10-3/4% Senior Subordinated Notes due 2006 of the Company (the "Securities");

                  WHEREAS, the Indenture has heretofore been amended and supplemented by a First Supplemental Indenture, dated as of November 12, 1996, a Second Supplemental Indenture, dated as of October 16, 1998, a Third Supplemental Indenture, dated as of December 31, 1999, and a Fourth Supplemental Indenture, dated as of December 31, 2000;

                  WHEREAS, this Fifth Supplemental Indenture is being executed pursuant to an Offer to Purchase and Consent Solicitation Statement of the Company, dated October 21, 2004 (the "Statement"), and the related Consent and Letter of Transmittal;

                  WHEREAS, Section 902 of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may change in any manner or eliminate any of the provisions of the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding, subject to certain exceptions specified in Section 902 of the Indenture;

                  WHEREAS, the parties hereto are entering into this Fifth Supplemental Indenture to, among other things, (i) eliminate certain definitions contained in Section 101 of the Indenture, (ii) eliminate certain provisions contained in Section 401 of the Indenture, (iii) eliminate certain Events of Default contained in Article Five of the Indenture, (iv) eliminate certain restrictive provisions contained in Section 801 of the Indenture, (v) eliminate certain restrictive covenants contained in Article Ten of the Indenture, (vi) amend Sections 1103 and 1105 of the Indenture to make certain changes in the provisions related to redemption of the Securities, (vii) modify the "Form of Reverse of Security" contained in Section 203 of the Indenture in accordance with preceding clauses (i) through (vi), and (viii) eliminate all references in the Indenture to sections to be deleted in accordance with the preceding clauses
(i) through (vii) (collectively, the "Proposed Amendments");

                  WHEREAS, the execution and delivery of this Fifth Supplemental Indenture and the adoption of the Proposed Amendments by the Company, the Subsidiary Guarantors and the Trustee has been authorized by the written consent of the holders of a majority in aggregate principal amount of the Securities outstanding as of the date hereof;

                  WHEREAS, the execution and delivery of this Fifth Supplemental Indenture by the Company has been authorized by Board Resolutions of the Company and the Subsidiary Guarantors and, subject to the conditions set forth in the Statement, all acts, conditions and requirements necessary to make this Fifth Supplemental Indenture a valid and binding agreement in accordance with its terms and for the purposes herein set forth have been done and taken, and the execution and delivery of this Fifth Supplemental Indenture have been in all respects duly authorized;

                  NOW THEREFORE, in consideration of the above premises, each party hereto agrees, for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities, as follows:

SECTION 1.        Definitions.

(a) For all purposes of this Fifth Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the terms used herein shall have the respective meanings assigned to them in the Indenture.

(b) The definitions of all terms defined in Section 101 of the Indenture that appear only in Sections 801(3), 801(4), 801(5) and 1006 through 1015 of the Indenture are hereby deleted from Section 101.

SECTION 2.        Elimination of Certain Provisions
                  of Section 401 of the Indenture.

 The last paragraph of Section 401 of the Indenture is amended in its entirety to read as follows:

 Notwithstanding the satisfaction and discharge of this Indenture, in the case of either clause (1)(A) or (1) (B) the obligations of the Company to the Trustee under Section 607 and, in the case of (1) (B) the obligations of the Company under Section 311 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 3.        Elimination of Certain Provisions
                  of Section 501 of the Indenture.

 Subsections (3), (4), (5), (6) and (7) of Section 501 of the Indenture entitled "Events of Default" are hereby deleted in their entirety, together with any references thereto in the Indenture.

SECTION 4.        Elimination of Certain Provisions
                  of Section 801 of the Indenture.

 Subsections (3), (4) and (5) of Section 801 of the Indenture entitled "Consolidation, Merger and Sale of Assets" are hereby deleted in their entirety, together with any references thereto in the Indenture.

SECTION 5.        Elimination of Certain Provisions
                  of Article IV of the Indenture.

(a) Section 1006 of the Indenture entitled "Maintenance of Properties; Insurance" is hereby deleted in its entirety, together with any references thereto in the Indenture.

(b) Section 1007 of the Indenture entitled "Payment of Taxes and Other Claims" is hereby deleted in its entirety, together with any references thereto in the Indenture.

(c) Section 1008 of the Indenture entitled "Limitation on Indebtedness" is hereby deleted in its entirety, together with any references thereto in the Indenture.

(d) Section 1009 of the Indenture entitled "Limitation on Restricted Payments" is hereby deleted in its entirety, together with any references thereto in the Indenture.

(e) Section 1010 of the Indenture entitled "Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries" is hereby deleted in its entirety, together with any references thereto in the Indenture.

(f) Section 1011 of the Indenture entitled "Limitation on Issuance of Capital Stock of Restricted Subsidiaries" is hereby deleted in its entirety, together with any references thereto in the Indenture.

(g) Section 1012 of the Indenture entitled "Limitation on Asset Sales" is hereby deleted in its entirety, together with any references thereto in the Indenture.

(h) Section 1013 of the Indenture entitled "Limitation on Transactions with Stockholders and Affiliates" is hereby deleted in its entirety, together with any references thereto in the Indenture.

(i) Section 1014 of the Indenture entitled "Change of Control" is hereby deleted in its entirety, together with any references thereto in the Indenture.

(j) Section 1015 of the Indenture entitled "Provision of Financial Information" is hereby deleted in its entirety, together with any references thereto in the Indenture.

SECTION 6.        Amendment of Sections 1103
                  and 1105 of the Indenture.

(a) Section 1103 of the Indenture entitled "Election to Redeem; Notice to Trustee" is hereby amended to delete the words ", at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee)," in the first sentence thereof.

(b) Section 1105 of the Indenture entitled "Notice of Redemption" is hereby amended to (i) delete the words "less than 30 nor" in the first sentence thereof and (ii) to add the following sentence at the end of the first sentence thereof:

Any such notice may, at the Company's discretion, be subject to the satisfaction of one or more conditions precedent.

SECTION 7.        Amendments to Section 203
                  of the Indenture.

(a) Section 203 of the Indenture entitled "Form of Reverse of Security" is hereby amended as follows:

(i) by deleting the words "not less than 30 days' nor" from the first sentence of the third paragraph thereof;

(ii) by deleting the fourth paragraph thereof;

(iii) by deleting the words "or purchase pursuant to an "Offer to Purchase" from the fifth paragraph thereof; and

(iv) by removing the "Option of Holder to Elect Purchase" therefrom.

SECTION 8.        Operation of Fifth Supplemental Indenture.

This Fifth Supplemental Indenture, and the Proposed Amendments, will become effective upon the purchase by the Company, by acceptance for payment, of all Securities that are validly tendered (and not withdrawn) pursuant to the Statement and the related Consent and Letter of Transmittal.

SECTION 9.        Concerning the Trustee.

The Trustee accepts the trusts of the Indenture, as supplemented by this Fifth Supplemental Indenture, and agrees to perform the same, but only upon the terms and conditions set forth in the Indenture, as supplemented by this Fifth Supplemental Indenture, to which the parties hereto and the Holders from time to time of the Securities agree and, except as expressly set forth in the Indenture, as supplemented by this Fifth Supplemental Indenture, shall incur no liability or responsibility in respect thereof. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Company. The Trustee makes no representation and shall have no responsibility as to the validity or sufficiency of this Fifth Supplemental Indenture.

SECTION 10.       Miscellaneous.

(a) Except as hereby expressly amended, the Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

(b) All agreements of the Company and the Subsidiary Guarantors in this Fifth Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this Fifth Supplemental Indenture shall bind its successors.

(c) THIS FIFTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY THE LAWS OF THE
STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK.

(d) If and to the extent that any provision of this Fifth Supplemental
Indenture limits, qualifies or conflicts with another provision that is required to be included in this Fifth Supplemental Indenture or in the Indenture by the Trust Indenture Act, the required provision shall control.

(e) The titles and headings of the sections of this Fifth Supplemental Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

(f) This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall represent one and the same agreement.

(g) In case any provision of this Fifth Supplemental Indenture shall be determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof or of the Indenture shall not in any way be affected or impaired thereby.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date and year first above written.


                          COMMONWEALTH INDUSTRIES, INC.
                       COMMONWEALTH ALUMINUM CONCAST, INC.
                     COMMONWEALTH ALUMINUM SALES CORPORATION

                              By: /s/ Sean M. Stack
            --------------------------------------------------------
                               Name: Sean M. Stack
                       Title: Vice President and Treasurer

Attest:

By: /s/ Christopher R. Clegg

                           COMMONWEALTH ALUMINUM, LLC

            By: COMMONWEALTH ALUMINUM CONCAST, INC., its sole member

                              By: /s/ Sean M. Stack
            --------------------------------------------------------
                               Name: Sean M. Stack
                       Title: Vice President and Treasurer

Attest:

By: /s/ Christopher R. Clegg

                                CA LEWISPORT, LLC

               By: COMMONWEALTH INDUSTRIES, INC., its sole member

                              By: /s/ Sean M. Stack
            --------------------------------------------------------
                               Name: Sean M. Stack
                       Title: Vice President and Treasurer


Attest:

By: /s/ Christopher R. Clegg

                                CI HOLDINGS, LLC

               By: COMMONWEALTH INDUSTRIES, INC., its sole member

                              By: /s/ Sean M. Stack
            --------------------------------------------------------
                               Name: Sean M. Stack
                       Title: Vice President and Treasurer

Attest:

By: /s/ Christopher R. Clegg

                      COMMONWEALTH ALUMINUM LEWISPORT, LLC

                   By: CA LEWISPORT, LLC, its Managing Member

               By: COMMONWEALTH INDUSTRIES, INC., its sole member

                              By: /s/ Sean M. Stack
                ------------------------------------------------
                                  Sean M. Stack
                                      Name:
                          Vice President and Treasurer
                                     Title:

Attest:

By: /s/ Christopher R. Clegg

                        COMMONWEALTH ALUMINUM METALS, LLC

            By: COMMONWEALTH ALUMINUM LEWISPORT, LLC, its sole member

                   By: CA LEWISPORT, LLC, its Managing Member

                     COMMONWEALTH INDUSTRIES, INC., its sole
                                   By: member

                                /s/ Sean M. Stack
                                       By:
                                  Sean M. Stack
                                      Name:
                          Vice President and Treasurer
                                     Title:

Attest:

By: /s/ Christopher R. Clegg


                      BNY MIDWEST TRUST COMPANY, as trustee

                            By: /s/ Judith Bartolini
            --------------------------------------------------------
                             Name: Judith Bartolini
                              Title: Vice President


Attest:

By: /s/ M Callahan

COMMONWEALTH OF KENTUCKY
COUNTY OF JEFFERSON

                  On the 19th day of November, 2004, before me personally came Sean M. Stack, to me known, who, being by me duly sworn, did depose and say that he is Vice President and Treasurer of each of Commonwealth Industries, Inc., Commonwealth Aluminum Concast, Inc. and Commonwealth Aluminum Sales Corporation, corporations described in and which executed the foregoing instrument; that he knows the seals of said corporations; that the seals affixed to said instrument are such corporate seals; that they were so affixed by authority of the Boards of Directors of said corporations, and that he signed his name thereto by like authority.

                  My Commission expires: Sept 12, 2008.


                                /s/ Dawn Ostertag
                  --------------------------------------------
                                  Notary Public

COMMONWEALTH OF KENTUCKY
COUNTY OF JEFFERSON

                  On the 19th day of November, 2004, before me personally came Sean M. Stack, to me known, who, being by me duly sworn, did depose and say that he is Vice President and Treasurer of Commonwealth Industries, Inc., a corporation described in and which executed the foregoing instrument as sole member of CA Lewisport, LLC, a Delaware limited liability company and CI Holdings, LLC, a Delaware limited liability company; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                      My Commission expires: Sept 12, 2008.


                                /s/ Dawn Ostertag
                  --------------------------------------------
                                  Notary Public

COMMONWEALTH OF KENTUCKY
COUNTY OF JEFFERSON

                  On the 19th day of November, 2004, before me personally came Sean M. Stack, to me known, who, being by me duly sworn, did depose and say that he is Vice President and Treasurer of Commonwealth Aluminum Concast, Inc., a corporation described in and which executed the foregoing instrument as sole member of Commonwealth Aluminum, LLC, a Delaware limited liability company; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                  My Commission expires: Sept 12, 2008.


                                /s/ Dawn Ostertag
                  --------------------------------------------
                                  Notary Public



STATE OF ILLINOIS
COUNTY OF COOK

                  On the 19th day of November, 2004, before me personally came Judith Bartolini, to me known, who, being by me duly sworn, did depose and say that she is a Vice President of BNY Midwest Trust Company, one of the corporations described in and which executed the foregoing instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she signed her name thereto by like authority.

                  My Commission expires: 7-6-08.


                                /s/ A. Hernandez
                  --------------------------------------------
                                  Notary Public